UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 12, 2009

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                        0-20859                     75-2287752
 (State or other             (Commission File Number)           (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events.

         On November 27, 2008, Geron Corporation (the "Company") announced that the Enlarged Board of Appeals of the European Patent Office (EPO) has issued a decision in case G0002/06, which was an appeal by the Wisconsin Alumni Research Foundation (WARF) against the rejection of claims in WARF's European Patent Application No. 96903521.1. The claims of the application pertain to the first isolation of human embryonic stem cells (hESCs) by Dr. James Thomson at the University of Wisconsin. The Company holds a worldwide license under this patent family.

         The decision upholds the rejection of WARF's claims as being impermissible under a rule of the European Patent Convention that prohibits the patenting of inventions which concern "the uses of human embryos for industrial or commercial purposes." In reaching its decision, the Enlarged Board of Appeals emphasized the fact that at the time that the priority patent application was filed (in 1995), the only method of obtaining hESCs, as described in the application, required the use of a human embryo. Following Thomson's discovery, many hESC lines have become widely available through stem cell banks, obviating the need for researchers to culture the cells from embryonic material. The applicability of this decision to such lines is uncertain.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GERON CORPORATION

Date: February 12, 2009                       By: /s/ David L. Greenwood
                                                  ------------------------------
                                                      David L. Greenwood
                                                      Executive Vice President
                                                      Chief Financial Officer